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                                                                   Exhibit 10.43


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                      OF
              10% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.


                    PURSUANT TO SECTIOxN 151 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE

     We, the undersigned, Arthur L. Smith and H. Douglas Saathoff, the Chief Executive Officer and Secretary, respectively, of American TeleSource International, Inc., a Delaware corporation (the "Corporation"), do hereby certify that by unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), on March 25, 1999, the following resolutions were duly approved and adopted, and such resolutions remain in full force and effect as of the date hereof:

     WHEREAS, pursuant to Article III of said Certificate of Incorporation of the Corporation, 10,000,000 shares of the Corporation's authorized capital stock are classified as preferred stock with a par value of $0.001 per share;

     WHEREAS, pursuant to Article III of said Certificate of Incorporation of the Corporation, authority was expressly vested in the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware to authorize preferred stock with such powers, preference and relative participation, optional or other special rights, classifications, limitations or restrictions thereof as the Board of Directors may deem appropriate; and

     WHEREAS, the Board of Directors now desires to fix and deem such matters with respect to the Corporation's capital stock classified as preferred stock.

     NOW, THEREFORE BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors does hereby designate, vest, authorize and provide for the issuance of 50,000 shares of preferred stock, each share having a par value of $0.001 per share, all of which shall be designated "10% Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock"); and

     FURTHER RESOLVED, that all shares of Series A Preferred Stock shall be identical with each other in all respects.

     DIVIDENDS ON SERIES A PREFERRED STOCK

General Dividend Obligation. The Corporation shall pay to the holders of the Series A Preferred Stock, out of funds of the Corporation at anytime available for the payment of dividends under the provisions of the DGCL, preferential dividends at the times and in the amounts provided for in this Article 1.

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Accrual of Dividends.  Dividends on each share of Series A Preferred Stock shall be cumulative from the date of issuance of such share, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Series A
Preferred Stock at the rate and in the manner prescribed by this Article 1 from and including the date of issuance of such share to and including the date on which such share is redeemed, converted or is otherwise deemed no longer outstanding in accordance with this Certificate of Designation. For purposes of this Section 1.02, the date on which the Corporation shall initially issue a share Series A Preferred Stock shall be deemed to be the "date of issuance" of such share.

Payment of Dividends. Dividends shall accrue on each share of Series A Preferred Stock at the rate of ten percent (10%) per annum of the Liquidation Value (as defined in Section 3.01). Dividends shall be payable on Series A Preferred Stock on the first day of each June, September, December, and March beginning June 1, 1999 and each such day is herein referred to as a "Dividend Payment Date." On each Dividend Payment Date all dividends which shall have accrued on each share of Series A Preferred Stock then outstanding during the calendar quarter ending upon such Dividend Payment Date shall be deemed to become "due" for all purposes of this Article 1, regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any share of Series A Preferred Stock shall for any reason not be paid at the time such dividend shall become due, then such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the DGCL. Until such dividend in arrears is paid, dividends shall continue to accrue, but not compound, on each share of Series A Preferred Stock.

Distribution of Partial Dividends Payments. If at any time the Corporation shall pay less than the total amount of dividends due on all outstanding shares of Series A Preferred Stock at the time of such payment, such payment shall be distributed among the holders of Series A Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Series A Preferred Stock.

Participating Dividends. In the event the Corporation pays a dividend or other distribution (other than a distribution pursuant to Article 3 or a distribution constituting an Extraordinary Common Stock Event (as defined in Section 6.03)) to the holders of Common Stock (as defined in Section 6.01), each holder of Series A Preferred Stock shall fully participate in any such dividend or other distribution based on the largest number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted under Article 6 on the record date of such dividend or other distribution.

REDEMPTION

Redemption. If at any time the Market Price (as defined in Section 6.02) is 200% or more of the then effective Conversion Price (as defined in Section 6.02) for 20 consecutive trading days, all or any part of the Series A Preferred Stock may be redeemed by the Corporation at its election, at any time and from time to time, in the manner prescribed in this Article 2; provided, however, the Corporation shall not redeem any shares of Series A Preferred Stock prior to the first anniversary of the date on which the first shares of Series A Preferred Stock is issued.

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Redemption Notice.  Before causing any redemption pursuant to this Article 2, the Corporation shall mail by certified or registered mail, return receipt requested, or via confirmed facsimile to each record holder of any Series A Preferred Stock at the address or the facsimile number (as applicable) shown on the Corporation's records, a written notice (a "Redemption Notice") stating (a) the number of shares of Series A Preferred Stock held of record by such holder which the Corporation proposes to redeem, (b) the date (the "Redemption Date") on which the Corporation proposes to cause the redemption and pay the Redemption Price (as defined in Section 2.04(a)) for the shares to be redeemed, (c) the Redemption Price to be paid for each share to be redeemed, and (d) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price. Each Redemption Notice under this Section 2.02 shall be mailed or transmitted (as applicable) at least ten (10) days before the Redemption Date; provided, however, if the Corporation fails to pay the Redemption Price on the Redemption Date (for a reason other than a holder's failure to deposit the Series A Preferred Stock certificates pursuant to section 2.04(b)), the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock outstanding. No fractional shares may be redeemed.

Redemption Price.

For each share of Series A Preferred Stock which shall be redeemed by the Corporation pursuant to this Article 2, the Corporation shall be obligated to pay the holder of such share an amount (the "Redemption Price") equal to the Liquidation Value, plus any accrued but unpaid dividends. Such payments which the Corporation shall be obligated to make on any Redemption Date shall be deemed to become "due" for purposes of this Article 2, regardless of whether the Corporation shall be able or legally permitted to make such payments on such Redemption Date.

Each holder of Series A Preferred Stock shall be entitled to receive on the Redemption Date the full Redemption Price for each share of Series A Preferred Stock held by such holder which the Corporation redeems on such Redemption Date upon surrender by such holder at the Corporation's principal office of the certificate representing each such share duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank. After the payment by the Corporation of the full Redemption Price, all rights of the holder of such shares of Series A Preferred Stock shall cease and terminate.

Unless all of the shares of the Series A Preferred Stock evidenced by the certificate or certificates delivered shall have been redeemed, the Corporation shall prepare a new certificate, substantially identical to that surrendered, representing the balance of the Series A Preferred Stock formerly represented by the certificate or certificates that are not redeemed and shall deliver such certificate to the person designated as the holder thereof.

Redeemed Series A Preferred Stock to be Cancelled. In the event any shares of Series A Preferred Stock are redeemed pursuant to this Article 2, the shares so redeemed shall be

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canceled, shall return to the status of unauthorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

LIQUIDATION

Rights of Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of $100 per share (the "Liquidation Value"), plus all accrued but unpaid dividends thereon to the date of final distribution. Except as provided herein, the holders of Series A Preferred Stock shall not be entitled to receive any further distribution upon such liquidation, dissolution or winding up of the Corporation.

Allocation of Liquidation Payments Among Holders of Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Series A Preferred Stock (the "Total Amount Available") shall be insufficient to pay the holders of outstanding Series A Preferred Stock, the full amounts to which they shall be entitled under Section 3.01, each holder of Series A Preferred Stock shall be entitled to receive an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

Effect of Consolidation, Mergers and Sales of Assets. A consolidation or merger of the Corporation into or with another corporation or entity or the sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 3.

DISTRIBUTIONS OTHER THAN CASH

Whenever the distribution provided for in this Certificate of Designation shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

VOTING POWER

General.  Except as required by law, each holder of Series A Preferred Stock
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shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted under
Article 6, on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law or this Article 5, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters.

Protective Provisions.  So long as there is outstanding 50% or more of the total
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number of shares of Series A Preferred Stock issued from time to time by the
Corporation, the Corporation shall not, without first obtaining the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, take or cause to be taken any of the following actions: (a) any consolidation or merger of the Corporation with or into another

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corporation or entity in which the Corporation will not be the surviving entity,
(b) the sale of all or substantially all of the assets of the Corporation to a corporation or entity that is not an affiliate of the Corporation, (c) any voluntary liquidation, dissolution or winding up of the Corporation or (d) any amendment of this Certificate of Designation.

CONVERSION RIGHTS

Description and Conversion Procedure. The Series A Preferred Stock shall be convertible into shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Corporation as follows:
except as expressly herein provided otherwise, at the option of the holder, each share of the Series A Preferred Stock may be converted at any time or from time to time after the date of issuance and prior to February 28, 2005 (the "Mandatory Conversion Date");
any Series A Preferred Stock shall be deemed to have been converted (the "Conversion Date") when the Corporation shall have received the certificate or certificates evidencing such shares appropriately endorsed to reflect conversion thereof, and upon conversion as provided in this Article 6, the Corporation shall issue as soon as reasonably practical that number of shares of Common Stock ("Conversion Stock") as is equal to the Liquidation Value, plus all accrued but unpaid dividends through the Conversion Date, divided by the effective Conversion Price; on the Mandatory Conversion Date, all of the then outstanding shares of Series A Preferred Stock will be deemed automatically converted in accordance with the this Article 6; provided, however, the Corporation shall not be obligated to issue a certificate evidencing the Conversion Stock to the holder of Series A Preferred Stock, unless and until the Corporation receives from such holder the certificate or certificates evidencing such shares of Series A Preferred Stock; and unless all of the Series A Preferred Stock evidenced by the certificate or certificates delivered shall have been converted, the Corporation shall prepare a new certificate, substantially identical to that surrendered, representing the balance of the Series A Preferred Stock formerly represented by the certificate or certificates that are not converted and shall deliver such certificate to the person designated as the holder thereof.
Conversion Price. For purposes of this Certificate of Designation, the "Conversion Price" of each share of Series A Preferred Stock shall initially mean the Average Market Price (as defined below) of the Common Stock on the date of issuance of the share of Preferred Stock. On each of the first five anniversary dates of the date of issuance, the Conversion Price of each share of Series A Preferred Stock will be reset to an amount equal to the greater of (a) 75% of the Average Market Price as of such anniversary of the date of issuance or (b) 75% of the initial Conversion Price. For purposes of this Certificate of Designation, the "Average Market Price" of the Common Stock on any date shall mean the average Market Price (as defined below) of the Common Stock for the 20 trading days immediately preceding such date. For purposes of this Certificate of Designation, the "Market Price" of the Common Stock on any date shall mean the closing sale price of the Common Stock on such date on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, or the average of the highest closing bid price and lowest closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to the Common Stock on such date, the Market Price shall be the fair market value per share of Common Stock as established by the

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Board of Directors in good faith. The Conversion Price, as reset from time to time as provided herein, is subject to further adjustment as provided in Sections 6.03 and 6.04.

Adjustments to Conversion Price Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of issuance, the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. For purposes of this Certificate of Designation, "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding stock of this Corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.
Capital Reorganization or Reclassification. If the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in
Section 6.03), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, this Corporation shall make, to the holder of the shares of Series A Preferred Stock which were converted, a cash payment in respect of such fractional shares based on the then effective Market Price of the Common Stock.

Reservation of Common Stock. This Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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Converted Series A Preferred Stock to be Cancelled.  In the event any shares of
Series A Preferred Stock shall be converted pursuant to this Article 6, the shares so converted shall be canceled, shall return to the status of unauthorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chief Executive Officer and Secretary this 25th day of March 1999.

                              AMERICAN TELESOURCE
                              INTERNATIONAL, INC.


                              /s/ Arthur L. Smith
                              ----------------------------------------
                              Arthur L. Smith, Chief Executive Officer



                              /s/ H. Douglas Saathoff
                              ----------------------------------------
                              H. Douglas Saathoff, Secretary